EXHIBIT 23.1



                        CONSENT OF DELOITTE & TOUCHE LLP



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-44429, 333-85565, 333-77201, 333-43542, 333-47502, 333-48640, 333-64182,
333-104266, 333-118271, and 333-118272 on Form S-8, Registration Statement Nos.
333-55526, 333-46970 and 333-50458 on Form S-3, and Registration Statement Nos. 333-106391 and 333-63891 on Form S-3/A of our reports dated April 1, 2005, relating to the consolidated financial statements of Comverse Technology, Inc., and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Comverse Technology, Inc. for the year ended January 31, 2005.


/s/ DELOITTE & TOUCHE LLP

Jericho, New York
April 1, 2005